Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors of TiVo Inc.:

We consent to the use in the registration statement on Form S-8 to be filed on or about November 6, 2002 of our report dated August 16, 2002, with respect to the consolidated balance sheet of TiVo Inc. as of January 31, 2002 and the related consolidated statements of operations, stockholders’ deficit and cash flows for the year ended January 31, 2002, incorporated by reference herein. Our report refers to a restatement.

/s/    KPMG, LLP
Mountain View, California
October 31, 2002